                                                                    EXHIBIT 99.1

Release: Immediate

Contact: Paul Bowman (investment community)     Jeff Lettes (editorial/media)
         (408) 563-1698                         (408) 563-5161

                       APPLIED MATERIALS ANNOUNCES RESULTS
                          FOR FIRST FISCAL QUARTER 2004
    New Orders Increase to $1.68 Billion; Net Sales Increase to $1.56 Billion

         SANTA CLARA, Calif., February 18, 2004 -- Applied Materials, Inc., the world's largest supplier of wafer fabrication solutions to the semiconductor industry, reported results for its first fiscal quarter ended February 1, 2004. Net sales were $1.56 billion, up 27 percent from $1.22 billion for the fourth fiscal quarter of 2003, and up 48 percent from $1.05 billion for the first fiscal quarter of 2003. Gross margin for the first fiscal quarter of 2004 was
43.5 percent, up from 40.5 percent for the fourth fiscal quarter of 2003 and up from 37.0 percent for the first fiscal quarter of 2003. Net income for the first fiscal quarter of 2004 was $82 million, or $0.05 per share, compared to net income of $15 million, or $0.01 per share, for the fourth fiscal quarter of 2003, and up from a net loss of $66 million, or $0.04 per share, for the first fiscal quarter of 2003.

         The company reported a pre-tax realignment charge of $167 million, or $0.07 per share after tax, for the first fiscal quarter of 2004. Realignment activities consisted primarily of consolidation of facilities. Excluding the charges associated with realignment activities, the company would have reported ongoing net income of $200 million, or $0.12 per share, for the first fiscal quarter of 2004, an increase from $95 million, or $0.06 per share, for the fourth fiscal quarter of 2003.

         New orders of $1.68 billion for the first fiscal quarter of 2004 increased 32 percent from $1.28 billion for the fourth fiscal quarter of 2003, and increased 66 percent from $1.02 billion for the first fiscal quarter of 2003. Regional distribution of new orders for the first fiscal quarter of 2004 was: Southeast Asia and China 25 percent, Taiwan 18 percent, North America 17 percent, Japan 17 percent, Europe 12 percent, and Korea 11 percent. Backlog at the end of the first fiscal quarter of 2004 was $2.63 billion, compared to $2.50 billion at the end of the fourth fiscal quarter of 2003.

         "We are pleased with our revenue and order growth trends," said Mike Splinter, president and chief executive officer of Applied Materials. "Semiconductor unit demand remained robust throughout the quarter, driven by higher consumer electronics and business IT spending. Based on these industry drivers, our customers have announced increased capital spending plans for 2004. With our technological leadership, global customer support capabilities and financial strength, Applied Materials is well positioned to support our customers as they move into the nanometer era of chip manufacturing."

                                                         Applied Materials, Inc.
                                                               February 18, 2004
                                                                     Page 2 of 7

         Applied Materials continues to demonstrate its leadership by delivering critical technologies that enable our customers to manufacture their most advanced designs. The company's next-generation Endura2 system, a streamlined platform for physical vapor deposition, achieves new levels of reliability, serviceability and efficiency. Applied Materials, along with eight semiconductor manufacturers, recently showcased the use of the Applied Black Diamond(R) low k film in breakthrough products already being manufactured in high volume. Additionally, the new AKT-40K PECVD (plasma enhanced chemical vapor deposition) system processes the largest substrates available today, at the fastest speeds, for LCD (liquid crystal display) TV screens.

         "New 300mm fabs and expansions of existing facilities are driving an increased demand for wafer fabrication equipment. We believe that Applied Materials' outstanding products and services, combined with our customer focus and leaner cost structure, position the company to grow," concluded Splinter.

         Reconciliations of reported results of operations under U.S. Generally Accepted Accounting Principles (GAAP) to the pro forma amounts have been included as a supplement to this press release. Due to the amount of charges incurred with realignment activities, Applied Materials believes that reconciliation to ongoing operations facilitates meaningful comparison with prior periods. To supplement the consolidated condensed financial statements prepared under GAAP, the company uses a pro forma measure of net income that is GAAP net income, adjusted to exclude costs associated with realignment activities. The company believes that pro forma net income reports baseline performance before charges associated with realignment activities. In addition, pro forma net income is the primary indicator management uses to plan and forecast future periods. These measures are neither in accordance with, nor an alternative for, GAAP, and may be materially different from pro forma methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered as a substitute for net income prepared in accordance with GAAP.

         This press release contains forward-looking statements, including, but not limited to, those relating to the company's strategic position, technological leadership, increased profitability and growth, and revenue and order trends; customers' capital spending plans and investments in manufacturing capacity and new technology; and the semiconductor and semiconductor equipment industries' growth and positive outlook. These forward-looking statements are based on management's estimates, projections and assumptions as of the date hereof. Forward-looking statements may contain words such as "expects," "anticipates," "believes," "may," "should," "will," "estimates," "forecasts," or similar expressions, and include the assumptions that underlie such statements. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the sustainability of increased demand in the semiconductor and semiconductor equipment industries, which is subject to many factors, including global economic conditions, business spending, consumer confidence, demand for electronic products and semiconductors, and geopolitical

                                                         Applied Materials, Inc.
                                                               February 18, 2004
                                                                     Page 3 of 7

uncertainties; customers' capacity requirements, including capacity utilizing the latest technology; the timing, rate, amount and sustainability of increases in capital spending for new technology, such as 300mm and nanometer applications; the company's ability to develop, deliver and support a broad range of products and services on a timely basis; the company's successful and timely development of new markets, products, processes and services; the company's ability to timely satisfy manufacturing requirements; the company's ability to maintain effective cost controls and to timely align its cost structure with business conditions; changes in management; and other risks described in Applied Materials' Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The company assumes no obligation to update the information in this press release.

         Applied Materials will be discussing its first fiscal quarter results, along with its outlook for the second fiscal quarter of 2004, on a conference call today beginning at 1:30 p.m. Pacific Time. A webcast of the conference call will be available on Applied Materials' web site under the "Investors" section.

         Applied Materials offers its shareholders who have email accounts the opportunity to receive future annual reports and proxy statements electronically. On-line access improves the speed at which you can receive shareholder information and vote, while reducing company expenses. To select this option, visit www.appliedmaterials.com.

         Applied Materials, Inc. (Nasdaq: AMAT) is the largest supplier of equipment and services to the global semiconductor industry. Applied Materials' web site is http://www.appliedmaterials.com.

                                       ###

                                                         Applied Materials, Inc.
                                                               February 18, 2004
                                                                     Page 4 of 7

                             APPLIED MATERIALS, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                Three Months Ended
                                                           January 26,     February 1,
       (In thousands, except per share amounts)               2003            2004
                                                              ----            ----
Net sales                                                 $  1,054,209    $  1,555,448
Cost of products sold                                          663,827         879,279
                                                          ------------    ------------
Gross margin                                                   390,382         676,169

Operating expenses:
     Research, development and engineering                     243,205         242,645
     Marketing and selling                                      92,217          88,398
     General and administrative                                 72,801          80,294
     Restructuring, asset impairments and other charges         99,338         167,459
                                                          ------------    ------------
Income/(loss) from operations                                 (117,179)         97,373

Interest expense                                                11,342          11,800
Interest income                                                 35,372          31,273
                                                          ------------    ------------
Income/(loss) before income taxes                              (93,149)        116,846

Provision for/(benefit from) income taxes                      (27,479)         34,470
                                                          ------------    ------------
Net income/(loss)                                         $    (65,670)   $     82,376
                                                          ------------    ------------

Earning/(loss) per share:
     Basic                                                $      (0.04)   $       0.05
     Diluted                                              $      (0.04)   $       0.05

Weighted average number of shares:
     Basic                                                   1,650,612       1,682,025
     Diluted                                                 1,650,612       1,735,268

                                                         Applied Materials, Inc.
                                                               February 18, 2004
                                                                     Page 5 of 7

                             APPLIED MATERIALS, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                           October 26,     February 1,
                     (In thousands)                           2003            2004
                                                              ----            ----
                                                           (AUDITED)       (UNAUDITED)
ASSETS

Current assets:
    Cash and cash equivalents                             $  1,364,857    $  1,470,471
    Short-term investments                                   4,128,349       4,226,823
    Accounts receivable, net                                   912,875       1,081,142
    Inventories                                                950,692         999,740
    Deferred income taxes                                      782,823         788,981
    Other current assets                                       231,177         212,679
                                                          ------------    ------------
Total current assets                                         8,370,773       8,779,836

Property, plant and equipment                                3,094,427       2,888,871
Less: accumulated depreciation and amortization             (1,534,597)     (1,415,297)
                                                          ------------    ------------
      Net property, plant and equipment                      1,559,830       1,473,574

Goodwill, net                                                  223,521         223,521
Purchased technology and other intangible assets, net           92,512          80,271
Other assets                                                    64,986          73,777
                                                          ------------    ------------
Total assets                                              $ 10,311,622    $ 10,630,979
                                                          ------------    ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt                     $    105,292    $    105,292
    Accounts payable and accrued expenses                    1,319,471       1,466,303
    Income taxes payable                                       216,114         237,425
                                                          ------------    ------------
Total current liabilities                                    1,640,877       1,809,020

Long-term debt                                                 456,422         455,815
Deferred income taxes and other liabilities                    146,289         147,230
                                                          ------------    ------------
Total liabilities                                            2,243,588       2,412,065
                                                          ------------    ------------

Stockholders' equity:
    Common stock                                                16,774          16,858
    Additional paid-in capital                               2,223,553       2,275,110
    Deferred stock compensation, net                            (1,543)         (1,151)
    Retained earnings                                        5,812,867       5,895,243
    Accumulated other comprehensive income                      16,383          32,854
                                                          ------------    ------------
Total stockholders' equity                                   8,068,034       8,218,914
                                                          ------------    ------------

Total liabilities and stockholders' equity                $ 10,311,622    $ 10,630,979
                                                          ============    ============

                                                         Applied Materials, Inc.
                                                               February 18, 2004
                                                                     Page 6 of 7

                             APPLIED MATERIALS, INC.
  SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS - ONGOING BASIS
                                   (UNAUDITED)

                                                                            Three Months Ended
                                                                            ------------------
                                                         October 26, 2003                         February 1, 2004
                                            ----------------------------------------   -----------------------------------------
                                                          Special          Ongoing                    Special          Ongoing
 (In thousands, except per share amounts)   Reported(1)   Items(2)         Results     Reported(1)    Items(3)         Results
                                            -----------  ----------       ----------   -----------   ----------      -----------
Net sales                                   $ 1,220,998  $        -       $1,220,998   $ 1,555,448   $        -      $ 1,555,448
Cost of products sold                           726,627           -          726,627       879,279            -          879,279
                                            -----------  ----------       ----------   -----------   ----------      -----------
Gross margin                                    494,371           -          494,371       676,169            -          676,169

Operating expenses:
     Research, development and engineering      227,950           -          227,950       242,645            -          242,645
     Marketing and selling                       71,283           -           71,283        88,398            -           88,398
     General and administrative                  77,370           -           77,370        80,294            -           80,294
     Restructuring, asset impairments and
       other charges                            113,504    (113,504)(a)            -       167,459     (167,459)(c)            -
                                            -----------  ----------       ----------   -----------   ----------      -----------
Income from operations                            4,264     113,504          117,768        97,373      167,459          264,832

Interest expense                                 11,690           -           11,690        11,800            -           11,800
Interest income                                  29,342           -           29,342        31,273            -           31,273
                                            -----------  ----------       ----------   -----------   ----------      -----------
Income before income taxes                       21,916     113,504          135,420       116,846      167,459          284,305

Provision for income taxes                        6,465      33,484 (b)       39,949        34,470       49,400 (d)       83,870
                                            -----------  ----------       ----------   -----------   ----------      -----------

Net income                                  $    15,451  $   80,020       $   95,471   $    82,376   $  118,059      $   200,435
                                            -----------  ----------       ----------   -----------   ----------      -----------

Earnings per share:
     Basic                                  $      0.01  $     0.05       $     0.06   $      0.05   $     0.07      $      0.12
     Diluted                                $      0.01  $     0.05       $     0.06   $      0.05   $     0.07      $      0.12

Weighted average number of shares:
     Basic                                    1,671,926   1,671,926        1,671,926     1,682,025    1,682,025        1,682,025
     Diluted                                  1,715,763   1,715,763        1,715,763     1,735,268    1,735,268        1,735,268

(1) Reported results of operations are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

(2) Special items for the fourth fiscal quarter of 2003 consisted of the following:

         a) Restructuring, asset impairments and other charges resulting from employee-related costs, the consolidation of facilities and impairment of certain assets associated with realignment activities.

         b)       Pro forma tax provision for the tax effect of special items.

(3) Special items for the first fiscal quarter of 2004 consisted of the following:

         c) Restructuring, asset impairments and other charges resulting primarily from the consolidation of facilities associated with realignment activities.

         d)       Pro forma tax provision for the tax effect of special items.

                                                         Applied Materials, Inc.
                                                               February 18, 2004
                                                                     Page 7 of 7

                             APPLIED MATERIALS, INC.
  SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS - ONGOING BASIS
                                   (UNAUDITED)

                                                                              Three Months Ended
                                                                              ------------------
                                                        January  26, 2003                          February 1, 2004
                                            ----------------------------------------   ----------------------------------------
                                                           Special         Ongoing                   Special          Ongoing
 (In thousands, except per share amounts)   Reported(1)    Items(2)        Results     Reported(1)   Items(3)         Results
                                            -----------   ----------      ----------   -----------  ----------      -----------
Net sales                                   $ 1,054,209   $        -      $1,054,209   $ 1,555,448  $        -      $ 1,555,448
Cost of products sold                           663,827            -         663,827       879,279           -          879,279
                                            -----------   ----------      ----------   -----------  ----------      -----------
Gross margin                                    390,382            -         390,382       676,169           -          676,169

Operating expenses:
     Research, development and engineering      243,205            -         243,205       242,645           -          242,645
     Marketing and selling                       92,217            -          92,217        88,398           -           88,398
     General and administrative                  72,801            -          72,801        80,294           -           80,294
     Restructuring, asset impairments and
       other charges                             99,338      (99,338)(a)           -       167,459    (167,459)(c)            -
                                            -----------   ----------      ----------   -----------  ----------      -----------
Income/(loss) from operations                  (117,179)      99,338         (17,841)       97,373     167,459          264,832

Interest expense                                 11,342            -          11,342        11,800           -           11,800
Interest income                                  35,372            -          35,372        31,273           -           31,273
                                            -----------   ----------      ----------   -----------  ----------      -----------
Income/(loss) before income taxes               (93,149)      99,338           6,189       116,846     167,459          284,305

Provision for/(benefit from) income taxes       (27,479)      29,305 (b)       1,826        34,470      49,400 (d)       83,870
                                            -----------   ----------      ----------   -----------  ----------      -----------

Net income/(loss)                           $   (65,670)  $   70,033      $    4,363   $    82,376  $  118,059      $   200,435
                                            -----------   ----------      ----------   -----------  ----------      -----------

Earnings/(loss) per share:
     Basic                                  $     (0.04)  $     0.04      $        -   $      0.05  $     0.07      $      0.12
     Diluted                                $     (0.04)  $     0.04      $        -   $      0.05  $     0.07      $      0.12

Weighted average number of shares:
     Basic                                    1,650,612    1,650,612       1,650,612     1,682,025   1,682,025        1,682,025
     Diluted                                  1,650,612    1,682,213       1,682,213     1,735,268   1,735,268        1,735,268

(1) Reported results of operations are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

(2) Special items for the first fiscal quarter of 2003 consisted of the following:

         a) Restructuring, asset impairments and other charges resulting from employee-related costs, the consolidation of facilities and impairment of certain assets associated with realignment activities.

         b)       Pro forma tax provision for the tax effect of special items.

(3) Special items for the first fiscal quarter of 2004 consisted of the following:

         c) Restructuring, asset impairments and other charges resulting primarily from the consolidation of facilities associated with realignment activities.

         d)       Pro forma tax provision for the tax effect of special items.